     As filed with the Securities and Exchange Commission on December 17, 1999
                                                      Registration No. 333-57531
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              i2 TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                         7372                          75-2294945
(State or other jurisdiction of                 (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)                  Classification Code Number)         Identification Number)

                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
                            TELEPHONE (214) 860-6000
              (Address, including zip code, and telephone number,
      including area code, of the registrant's principal executive offices)

                                   ----------

                               WILLIAM M. BEECHER
                            CHIEF FINANCIAL OFFICER
                              i2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
                            TELEPHONE (214) 860-6000
                           FACSIMILE: (214) 860-6062
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                                RONALD G. SKLOSS
                         BROBECK, PHLEGER & HARRISON LLP
                         301 CONGRESS AVENUE, SUITE 1200
                               AUSTIN, TEXAS 78701
                            TELEPHONE (512) 477-5495
                           FACSIMILE: (512) 477-5813

================================================================================
                              i2 TECHNOLOGIES, INC.


This registration statement, as amended to the date of its effectiveness (June 23, 1998), registered the sale from time to time of up to 3,266,470 shares of the common stock of the registrant by the stockholders named therein. The offering has now been terminated. Accordingly, the registrant hereby deregisters all shares of the common stock originally covered by this registration statement but not sold pursuant to the prospectus thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 17th day of December, 1999.

                                                   i2 TECHNOLOGIES, INC.


                                                   By: /s/ Sanjiv S. Sidhu
                                                       -------------------------
                                                       Sanjiv S. Sidhu
                                                       Chairman of the Board and
                                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         NAME                          TITLE                          DATE
         ----                          -----                          ----

/s/ Sanjiv S. Sidhu                   Chairman of the Board      December 17, 1999
---------------------------------     and Chief Executive
Sanjiv S. Sidhu                       Officer (Principal
                                      executive officer)

/s/ William M. Beecher                Executive Vice President,  December 17, 1999
---------------------------------     Operations, and Chief
William M. Beecher                    Financial Office
                                      (Principal financial
                                      and accounting officer

/s/ Sandeep R. Tungare*               Director                   December 17, 1999
---------------------------------
Sandeep R. Tungare

/s/ Harvey B. Cash*                   Director                   December 17, 1999
---------------------------------
Harvey B. Cash

/s/ Thomas J. Meredith*               Director                   December 17, 1999
---------------------------------
Thomas J. Meredith



* By:/s/ Sanjiv S. Sidhu
     ----------------------------
      Sanjiv S. Sidhu
      Attorney-in-Fact
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